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                                                                     EXHIBIT 4.1





                         DIMENSION CAPITAL CORPORATION


                        1993 Director Stock Option Plan






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                            DIMENSION CAPITAL CORP.

                        1993 Director Stock Option Plan

     Dimension Capital Corporation, a Nevada corporation (the "Company"), hereby adopts this 1993 Director Stock Option Plan (the "Plan"), this 5th day of November, 1993, under which options to acquire stock of the Company are granted to individuals who are serving as directors of the Company at the end of each fiscal year during the term of this Plan, on the terms and conditions set forth herein.

     1. Purpose of the Plan. The Plan is intended to aid the Company in maintaining and developing a management team, attracting qualified directors capable of assuring the future success of the Company, and rewarding those individuals who have contributed to the success of the Company. It is designed to aid the Company in retaining the services of current directors and in attracting new personnel when needed for future operations and growth and to provide such individuals with an incentive to remain directors of the Company, to use their best efforts to promote the success of the Company's business, and to provide them with an opportunity to obtain or increase a proprietary interest in the Company. The above aims will be effectuated through the granting of options ("Options") to purchase shares of common stock of the Company, par value $0.001 per share (the "Stock"), subject to the terms and conditions of this Plan. It is intended that, to the extent permitted under the applicable rules and regulations, the Options issued pursuant to this Plan will qualify as Incentive Stock Options within the meaning of (S)422A of the Internal Revenue Code (the "Code") or any amendment or successor provision of like tenor ("Incentive Options").

     2. Shareholder Approval. The Plan shall become effective immediately on adoption by the board of directors of the Company (the "Board"). However, any rights granted under the Plan shall be conditioned on the approval of the Plan by the Company's shareholders in the manner set forth below.

          (a) The Plan shall be adopted by the Board in a manner consistent with the Company's articles of incorporation and bylaws.

          (b) Within twelve (12) months after the Plan has been adopted by the Board, the Plan shall be approved by those shareholders of the Company who are entitled to vote on such matters at a duly held shareholders' meeting by the vote of the holders of a majority of the issued and outstanding stock in attendance, in person or by proxy, at such meeting or by the unanimous written consent of the holders of all of the issued and outstanding stock of the Company. If the Plan is presented at a shareholders' meeting, it shall be approved by the shareholders in any other manner not inconsistent with the Company's articles of incorporation and bylaws and the applicable provisions of the governing statutes, rules and regulations.

          (c) In the event the Plan is so approved, the secretary of the Company shall, as soon as practicable following the date of final approval, prepare and attach to this Plan certified copies of all relevant resolutions adopted by the shareholders and the Board.

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     In the event the Plan is not approved by the shareholders within the time period set forth above, the Plan shall be deemed to be of no further force or effect, and any awards of Options under the Plan shall be null and void. Thereafter, the Plan shall not be relied on by the shareholders, the Board, the Company, its agents, employees, or any other person.

     3. Administration of the Plan. The Plan shall be administered by the Board. Subject to compliance with the applicable provisions of the governing law, the Board may delegate administration of the Plan or specific administrative duties with respect to the Plan, on such terms and to such individuals as they deem proper. Any action taken with regard to the Plan shall be approved by a majority vote of those members of the Board in attendance of a meeting at which a quorum is present. Any action taken with respect to the Plan by an individual or group of individuals designated by the Board shall be approved as specified by the Board at the time of delegation.

     The interpretation and construction of the terms of the Plan or any award under the Plan by the Board or its duly authorized delegates shall be final and binding on all participants in the Plan absent a showing of demonstrable error. No member of the Board or delegate shall be liable for any action taken or determination made in good faith with respect to the Plan or any award.

     4. Shares of Stock Subject to the Plan. A total of 62,500 shares of Stock may be subject to or issued under Options granted pursuant to the terms of this Plan. To the extent permitted for plans qualifying as "formula plans" under rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended (i) any shares subject to an Option or other right under the Plan, which Option or right for any reason expires or is terminated unexercised as to such shares, may be reserved for issuance pursuant to future awards under the Plan, and (ii) if any right to acquire stock granted under the Plan is exercised by the delivery of shares of Stock or the relinquishment of rights to shares of Stock, only the net shares of Stock issued (the shares of Stock issued less the shares of Stock surrendered) shall count against the total number of shares reserved for issuance under the terms of this Plan.

     5. Term. This Plan shall be in effect from the date hereof until November 5, 1998.

     6. Grant to Board Members. Each individual who is a member of the Board at December 31 of every year during the term of this Plan (or if the Company changes its fiscal year, at the end of each fiscal year during such term) shall be awarded an Option to acquire 2,500 shares of Stock at an exercise price equal to the closing bid price for the Stock on the date of grant as reported on the National Association of Securities Dealers Automated Quotation system ("NASDAQ") or, if the Stock is not then listed on NASDAQ, as reported by another reliable quotation medium with respect to the principal trading market for the Stock of the Company; provided, that if such Option is intended to qualify as an Incentive Option and the recipient owns (either of record or beneficially) stock possessing more than 10% of the combined voting power of the issued and outstanding securities of the Company as determined under the provisions of the Code and the rules and regulations promulgated thereunder, the

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exercise price shall be 110% of such bid price.  Such options are intended to be granted under the Securities Exchange Act of 1934, as amended, and, to the extend that the recipient is also an employee of the Company or otherwise qualified under the Code, to qualify as Incentive Options and, as such, are subject to the limitations set forth in this Plan and the applicable statutes, regulations, and rules governing the issuance, transfer, exercise, and holding of such options.

     7. Reservation of Stock on Granting of Options. At the time Options to acquire Stock are granted under the terms of this Plan, there will be reserved for issuance on the exercise of such Options the number of shares of Stock of the Company subject to such Options. The Company may reserve either authorized but unissued shares or issued shares that have been reacquired by the Company.

     8.   Term and Certain Limitations on Right to Exercise:
          -------------------------------------------------

          (a) Each award shall have the term of five years from the date of grant.

          (b) The term of the award, once it is granted, may be reduced only as provided for in this Plan or in the terms of the award.

          (c) Unless otherwise specifically provided by the written terms of the award, no holder or his legal representative, legatees, or distributees will be, or shall be deemed to be, a holder of any shares subject to an award unless and until the holder exercises his right to acquire Stock and delivers the required consideration to the Company in accordance with the terms of this Plan and the provisions of the award. Unless otherwise specifically provided by the written terms of the award, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such Stock is acquired by the holder.

          (d) Subject to subparagraph (c), awards under the Plan shall not vest at the time of the grant of the award.

          (e) If any individual who receives an award under the terms of this Plan is terminated or resigns from the Company within six months of such award, the unexercised portion of the award shall be null and void, and such individual shall have no further rights thereunder as of the date of such termination or resignation.

          (f) In no event may an award be exercised after the expiration of its term.

     9. Payment of Exercise Price. The exercise price of any award shall be contingent on receipt by the Company of cash, certified bank check to its order, or other consideration acceptable to the Company; provided, that payment may be made in whole or in part in shares of Stock of the Company, which Stock shall be valued at its then fair market value as determined based on the closing bid for the stock on the date of exercise as reported by NASDAQ or other reliable quotation medium if NASDAQ is not the principal trading market for the stock, or the

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surrender or cancellation of other rights to Stock of the Company.  Any consideration approved by the Company that calls for the payment of the exercise price over a period of more than one year shall provide for Interest, which shall not be included as part of the exercise price, that is equal to or exceeds the imputed interest provide for in Code section 483 or any amendment or successor section of like tenor.

     10. Withholding. If the grant or exercise of an award pursuant to this Plan is subject to withholding or other trust fund payment requirements of the Code or applicable state or local laws, such requirements may, to the extent permitted by the terms of the Option and the then governing provisions of the Code and the Exchange Act, be met by (i) the holder of the Option either delivering shares of Stock or cancelling options or other rights to acquire Stock; (ii) the Company withholding shares of Stock subject to the Option, all with a fair market value equal to such requirements; or (iii) the Company making such withholding or other trust fund payment and the Option holder reimbursing the Company such amount paid within 10 days after written demand therefor from the Company.

     11. Incentive Options. It is intended that options granted to directors who are also employees of the Company, as defined pursuant to the provisions of the Code, qualify as Incentive Options. In addition to the other restrictions and provisions of this Plan and any award under this Plan, any option granted that is an Incentive Option shall meet the following further requirements:

          (a) The exercise price of an Incentive Option shall not be less than the fair market value of the Stock on the date the Incentive Option is granted as permitted by the applicable provisions of the Code.

          (b) No Incentive Option may be granted under the Plan to any employee that owns (either of record or beneficially) Stock possessing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation unless both the exercise price is at least 110% of the fair market value of the Stock on the date the Option is granted and the Incentive Option by its terms is not exercisable more than five years after the date it is granted.

          (c) Incentive Options may be granted only to employees of the Company or its subsidiaries and only in connection with that employee's employment by the Company or the subsidiary. Notwithstanding the above, directors may be granted Incentive Options under the Plan, subject to, and to the extent permitted by, applicable tax statutes and regulations.

          (d) The aggregate fair market value (determined as of the date the Incentive Option is granted) of the shares of Stock with respect to which Incentive Options are exercisable for the first time by any individual during any calendar year under the Plan (and all other plans of the Company and its subsidiaries) may not exceed $100,000.

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          (e)  No Incentive Option shall be transferable other than by will or the laws of descent and distribution and shall be exercisable, during the lifetime of the optionee, only by the optionee to whom the Incentive Option is granted.

          (f) No stock appreciation rights or other rights can be granted in tandem with an Incentive Option.

          (g) Any employee acquiring shares of Stock pursuant to any Incentive Option granted under this Plan shall not sell, transfer, or otherwise convey the Stock until after the date that is both two years from the date the Incentive Option was granted and one year from the date the Stock was acquired by the Employee pursuant to the exercise of the Incentive Option. If any employee makes a disqualifying disposition, he shall notify the Company within 30 days of such transaction.

          (h) No Incentive Option may be exercised unless the optionee was, within three months of such exercise, and had been since the date the Incentive Option was granted, an eligible employee of the Company as specified in the applicable provisions of the Code, unless the optionee dies during such 3-month period; provided, an Incentive Option may be exercised by any optionee who ceases employment due to a disability as defined in Code section 105(d)(4), or any amendment to that section or any successor section of like tenor, within 12 months of such termination. An authorized absence or leave approved by the Board shall not be considered an interruption of employment for any purpose under the Plan.

          (i) All Incentive Options shall be deemed to contain such limitations and restrictions as are necessary to conform to the requirements for "incentive stock options" as defined in section 422A of the Code, or any amendment or successor statute of like tenor.

          (j) All of the foregoing restrictions and limitations are based on the governing provisions of the Code as of the date of adoption of this Plan.

          If at any time the Code is amended to permit the qualification of an Option as an incentive stock option without one or more of the foregoing restrictions or limitations on the terms of such restriction or limitation are modified, the Board may issue Incentive Options and may modify existing Incentive Options in accordance with the amendments to the Code, all to the extent that such action by the Board does not disqualify the Incentive Options from treatment as incentive stock options under the provisions of the Code.

     12. Awards to Officers and Directors. Awards under the Plan are intended to qualify for the exemption from section 16(b) of the Exchange Act provide in rule 16b-3 and shall be subject to the following requirements, in addition to the other restrictions and limitations set forth in this Plan:

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          (a)  The award shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relative order s defined by the Code or title 1 of the Employee Retirement Income Security Act.

          (b) Any stock acquired on exercise of the Option cannot be transferred until subsequent to the expiration of six months from the date the Option was granted.

          (c) Any cash settlement of award rights shall be made in accordance with the requirements of rule 16b-3 or any amendment or successor rule of like tenor.

          (d) All of the foregoing restrictions and limitations are based on the governing provisions of the Exchange Act and the rules and regulations promulgated thereunder as of the date of adoption of this Plan. If at any time the governing provisions are amended to permit an award to be granted pursuant to rule 16b-3 or any amendment or successor rule of like tenor without one or more of the foregoing restrictions or limitations or the terms of such restrictions or limitations are modified, the Board may issue awards to officers and directors and may modify existing awards in accordance with such changes, all to the extent that such action by the Board does not disqualify the awards from treatment under the provisions of rule 16b-3 or any amendment or successor rule of similar tenor.

     13. Dilution or Other Adjustment. In the event that shares of Stock of the Company from time to time issued and outstanding are increased pursuant to a stock split or a stock dividend, the number of shares of Stock then covered by each outstanding Option granted hereunder shall be increased proportionately with no increase in the total purchase price of the shares then so covered, and the number of shares of Stock reserved for the purposes of the Plan shall be increased by the same proportion. In the event that the shares of Stock of the Company from time to time issued and outstanding are reduced by a combination or consolidation of shares, the number of shares of Stock then covered by each outstanding Option granted hereunder shall be reduced by the same proportion.
In the event that the Company should transfer assets to another corporation and distribute the stock of such other corporation without the surrender of Stock of the Company, and if such distribution is not taxable as a dividend and no gain or loss is recognized by reason of section 355 of the Code or a similar section, then the total purchase price of the Stock then covered by each outstanding Option shall be reduced by an amount that bears the same ratio to the total purchase price then in effect as the market value of the stock distributed in respect of a share of the Stock of the Company, immediately following the distribution, bears to the aggregate of the market value at such time of a share of the Stock of the Company and the stock distributed in respect thereof. To the extent permitted for plans qualifying as "formula plans" under rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended, in the event that the Company distributes the stock of a subsidiary to its shareholders, makes a distribution of a major portion of its assets, or otherwise distributes a significant portion of the value of its issued and outstanding Stock to its shareholders, the number of shares then subject to each outstanding award and the Plan may be adjusted in the discretion of the Board. All such adjustments made by the Board shall be final and binding on all participants under the Plan. No fractional shares shall be issued, and any fractional shares

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resulting from the computations pursuant to this section shall be eliminated from the respective award. No adjustment shall be made for cash dividends, for the issuance of additional shares of Stock for consideration approved by the Board, or for the issuance to stockholders of rights to subscribe for additional Stock or other securities.

     14. Assignment. No award granted under this Plan shall be transferable other to a family member, a trust for the benefit of the holder or a family member, a charity, or by will or the laws of descent and distribution. If any award is transferred in accordance with the provisions of this section, it cannot thereafter be transferred by the new holder, except to reconvey it to the original holder. Except as permitted by the foregoing, each award granted under the Plan and the rights and privileges thereby conferred shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar process. On any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of the award, or of any right or privilege conferred thereby, contrary or the provisions hereof, or on the levy of any attachment or similar process on such rights and privileges, the award and such rights and privileges shall immediately become null and void.

     15. Effect of Termination of Employment. In the event that any holder is terminated or resigns from his position with the Company or a subsidiary within six months of the grant of an award, any unexercised portion of such award shall immediately become null and void and such holder shall have no further rights thereunder. To the extent permitted for plans qualifying as "formula plans" under rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended, in the event that any holder is terminated at any time for, in the determination of the Board, materially breaching the terms of his employment, gross negligence in the performance of his duties, substantial failure to meet written standards established by the Company for the performance of his duties, criminal misconduct, or willful or gross misconduct in the performance of his duties, the Board may cancel any and all rights such individual may have in the unexercised portion of any award held at the time of termination.

     16. Listing and Registration of Shares. Each award shall be subject to the requirement that if any time the Board shall determine, in its sole discretion, that it is necessary or desirable to list, register, or qualify the shares covered thereby on any securities exchange or under any state or federal law or obtain the consent or approval of any governmental agency or regulatory body as a condition of, or in connection with, the granting of such award or the issuance or purchase of shares thereunder, such award may not be exercised in whole or in part unless and until such listing, registration, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

     17. Form of Awards. Awards granted under the Plan shall be represented by a written agreement which shall be executed by the Company and which shall contain the terms and conditions determined as may be permitted under the terms of this Plan.

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     18.  No Right of Employment.  Nothing contained in this Plan or any award made pursuant to this Plan shall be construed as conferring on a director any right to continue or remain as a director or employee of the Company or its subsidiaries.

     19. Amendment of the Plan. This Plan may not be amended more than once during any six month period, other than to comport with changes in the Code or the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder. Subject to the foregoing and the limitations on "formula plans" under rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended, the Board may at any time, and from time to time, modify and amend the Plan in any respect; provided, however, that no such amendment shall, without the approval of the shareholders, cause the Plan to no longer comply with the applicable provisions of the Code with respect to Incentive Options or the applicable provisions of the Exchange Act with respect to awards granted to officers and directors under rule 16b-3 or any amendment or successor rule of like tenor.

     Subject only to the prohibition against amending this Plan more than once during any six month period, the Plan shall be deemed to be automatically amended as is necessary (i) with respect to the issuance of Incentive Options to maintain the Plan in compliance with the provisions of section 422A of the Code, and regulations promulgated thereunder from time to time, or any amendment or successor statute thereto, and (ii) to maintain the Plan in compliance with the provisions of rule 16b-3 promulgated under the Exchange Act or any amendment or successor statue thereto.


                                         ATTEST:




                                         /s/ John S. Felt
                                         ----------------------------------
                                         John S. Felt, President

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